Exhibit 99

CONTACTS:
Investors:	REGIS CORPORATION:
Paul D. Finkelstein – Chairman & CEO
Randy L. Pearce – Executive Vice President, CFO
Kyle P. Didier – Vice President, Finance (952) 947-7000

For Immediate Release

Media:	BERNS COMMUNICATIONS GROUP:
Melissa Jaffin/Michael McMullan
(212) 994-4660

REGIS REPORTS RECORD FOURTH QUARTER AND FISCAL YEAR 2004 RESULTS
-Fiscal Year 2004 EPS Increased 19 Percent to $2.29-

     MINNEAPOLIS, August 24, 2004 — Regis Corporation (NYSE:RGS), the global leader in the $140 billion hair care industry, today reported record financial results for its fiscal fourth quarter and year ended June 30, 2004.

Fourth Quarter Results

     Consolidated revenues increased 13 percent to a record $509 million compared to $448 million a year ago. Same-store sales increased 1.5 percent. Fourth quarter net income increased 21 percent to $27.3 million, or $0.59 per diluted share. During the quarter, Regis Corporation added a net total of 276 salons. The Company constructed 137 salons and franchisees built 74 salons. In addition, 167 salons were acquired, including 7 franchise buybacks. A total of 95 salons were closed or relocated during the quarter.

Fiscal Year 2004 Results

     Consolidated revenues increased 14 percent to a record $1.92 billion compared to $1.68 billion during fiscal year 2003. Same-store sales increased 2.6 percent. Net income increased 22 percent to a record $105 million, or $2.29 per diluted share. During the year, the Company constructed 452 salons and franchisees built 268 salons. In addition, 411 salons were acquired, including 206 franchise buybacks. A total of 380 salons were closed or relocated during the year. As of June 30, 2004, Regis Corporation owned or franchised 10,162 salons compared to 9,617 salons as of June 30, 2003, a net increase of 545 salons.

     “Fiscal 2004 represented another year of record performance for Regis Corporation. Our flexible strategy of adding salons organically and by acquisition allows us to generate consistent revenue growth year after year,” commented Paul D. Finkelstein, chairman and chief executive officer. “This strategy enables us to achieve, and sometimes exceed, our long-term objective of low-to-mid teens earnings growth.”

     Mr. Finkelstein further commented, “Strong cash flow generated in fiscal 2004 allowed Regis Corporation to strengthen its balance sheet. We reduced our debt-to-capitalization ratio by 440 basis points to 30.5 percent and have now reduced this ratio by over 1500 basis points in the last four years.”

Fiscal Year 2005 Outlook

     Guidance for fiscal 2005 remains unchanged. Excluding the benefit from future acquisitions, revenue for fiscal year 2005 is expected to increase 7-to-8 percent to nearly $2.1 billion, with same-store sales forecasted to increase 1.0 to 2.0 percent. Earnings for fiscal year 2005 are forecasted to increase to a range of $2.43 to $2.47 per diluted share.

     Mr. Finkelstein continued, “We anticipate completing our planned fiscal year 2005 acquisition activity in the coming months. Based on the transactions under review, we believe fiscal year 2005 will be another year in which we achieve our long-term growth objectives.”

     Regis Corporation will broadcast its year-end conference call live on the internet, Tuesday, August 24, 2004 at 10:00 a.m. Central Time. Interested parties are invited to listen by logging onto www.regiscorp.com. An archive of the conference call will be available at this website shortly after the conclusion of the live broadcast. Regis Corporation will release August 2004 revenue results, including same-store sales, on September 8, 2004.

          Regis Corporation, a Fortune 1000 company, is the largest owner, operator and franchisor of hair and retail product salons in the world. As of June 30, 2004, the Company operated or franchised 10,162 salons utilizing several concepts including: Supercuts, Jean Louis David, Vidal Sassoon, Regis Salons, MasterCuts, Trade Secret, SmartStyle and Cost Cutters. These salons are located in the United States, Canada, France, Italy, United Kingdom, Spain, Germany, Belgium, Switzerland, Poland and Puerto Rico.

          Regis Corporation is headquartered in Minneapolis, Minnesota. The Company’s common stock is traded on the New York Stock Exchange under the symbol RGS. For additional information about the Company, including a reconciliation of non-GAAP financial information and our current financial outlook, please visit the Investor Information section of the corporate website at www.regiscorp.com.

               This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward–looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include competition within the personal hair care industry, which remains strong, both domestically and internationally, and price sensitivity; changes in economic condition; changes in consumer tastes and fashion trends; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations and financing for new salon development; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify and acquire salons that support its growth objectives; or other factors not listed above. The ability of the Company to meet its expected revenue growth is dependent on salon acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth the Company’s Annual Report on Form 10-K for the year ended June 30, 2003 and included in Form S-3 Registration Statement filed with the Securities and Exchange Commission on June 4, 2004. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

(TABLES TO FOLLOW)

REGIS CORPORATION (NYSE:RGS)
CONSOLIDATED BALANCE SHEET

as of June 30, 2004 and 2003
(Dollars in thousands, except per share amounts)

	June 30,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$73,567	$55,454
Receivables, net	35,033	31,947
Inventories	161,304	156,827
Deferred income taxes	15,285	18,469
Other current assets	28,253	16,963

Total current assets	313,442	279,660

Property and equipment, net	381,903	356,725
Goodwill	457,140	372,618
Other intangibles, net	79,174	64,498
Other assets	40,200	39,454

Total assets	$1,271,859	$1,112,955

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$19,128	$21,123
Accounts payable	53,112	56,175
Accrued expenses	129,721	118,696

Total current liabilities	201,961	195,994

Long-term debt	282,015	280,634
Other noncurrent liabilities	100,322	73,523

Total liabilities	584,298	550,151

Shareholders’ equity:
Preferred stock, authorized 250,000 shares at June 30, 2004 and 2003
Common stock, $.05 par value; issued and outstanding, 44,283,949 and 43,527,244 common shares at June 30, 2004 and 2003, respectively	2,214	2,176
Additional paid-in capital	220,204	207,650
Accumulated other comprehensive income	40,642	27,789
Retained earnings	424,501	325,189

Total shareholders’ equity	687,561	562,804

Total liabilities and shareholders’ equity	$1,271,859	$1,112,955

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REGIS CORPORATION (NYSE:RGS)
CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2004	2003	2004	2003
Revenues:
Company-owned salons:
Service	$343,353	$302,026	$1,271,232	$1,117,562
Product	137,460	121,644	545,012	465,053

	480,813	423,670	1,816,244	1,582,615

Franchise revenues:
Royalties and fees	18,748	16,108	73,632	67,682
Product sales	9,036	8,455	33,267	34,233

	27,784	24,563	106,899	101,915

Total Revenue	508,597	448,233	1,923,143	1,684,530

Operating expenses:
Company-owned salons:
Cost of service	195,734	170,538	719,809	629,945
Cost of product	68,762	61,694	276,704	232,596
Direct salon	43,496	36,677	163,178	142,173
Rent	73,156	63,801	267,368	233,821
Depreciation	16,808	15,239	62,273	54,894

	397,956	347,949	1,489,332	1,293,429
Franchise direct costs, including product and equipment	14,538	13,433	58,413	57,050
Corporate and franchise support costs	46,488	43,246	181,992	163,256
Depreciation and amortization	3,305	2,864	12,688	11,855

Total operating expenses	462,287	407,492	1,742,425	1,525,590

Operating income	46,310	40,741	180,718	158,940

Other income (expense):
Interest	(4,021)	(5,690)	(17,064)	(21,394)
Other, net	32	208	1,155	1,055

Income before income taxes	42,321	35,259	164,809	138,601

Income taxes	(15,017)	(12,765)	(59,331)	(51,926)

Net income	$27,304	$22,494	$105,478	$86,675

Net income per share:
Basic	$.62	$.52	$2.40	$2.00

Diluted	$.59	$.50	$2.29	$1.92

Weighted average common and common equivalent shares outstanding:
Basic	44,298	43,353	44,014	43,292

Diluted	46,416	45,203	46,145	45,229

Cash dividends declared per common share	$.04	$.03	$.14	$.12

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REGIS CORPORATION (NYSE:RGS)
CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in thousands)

	Year Ended June 30,
	2004	2003
Cash flows from operating activities:
Net income	$105,478	$86,675
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	72,096	63,767
Amortization	3,451	3,632
Deferred income taxes	16,071	3,475
Other	1,265	710

Changes in operating assets and liabilities*:
Receivables	(16)	8
Inventories	(462)	(31,145)
Other current assets	(10,629)	2,120
Other assets	(1,387)	(13,606)
Accounts payable	(4,991)	1,363
Accrued expenses	9,461	21,105
Other noncurrent liabilities	15,327	13,015

Net cash provided by operating activities	205,664	151,119

Cash flows from investing activities:
Capital expenditures	(74,076)	(77,460)
Proceeds from sale of assets	432	1,273
Business and salon acquisitions, net of cash acquired	(99,734)	(66,880)

Net cash used in investing activities	(173,378)	(143,067)

Cash flows from financing activities:
Borrowings on revolving credit facilities	514,650	854,195
Payments on revolving credit facilities	(508,025)	(886,420)
Proceeds from issuance of long-term debt	11,887	30,000
Repayments of long-term debt	(24,111)	(11,471)
Other, primarily increase (decrease) in negative book cash balances	118	(2,720)
Dividends paid	(6,166)	(5,202)
Repurchase of common stock	(22,548)	(21,694)
Proceeds from issuance of common stock	17,347	7,051

Net cash used in financing activities	(16,848)	(36,261)

Effect of exchange rate changes on cash	2,675	2,122

Increase (decrease) in cash	18,113	(26,087)

Cash and cash equivalents:
Beginning of period	55,454	81,541

End of period	$73,567	$55,454

* Changes in operating assets and liabilities do not include assets and liabilities assumed through acquisitions.

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REGIS CORPORATION (NYSE:RGS)
Salon Counts and Revenues

	June 30,	June 30,
	2004	2003
SYSTEM-WIDE SALONS:
Company-owned salons	6,238	5,563
Franchise salons	3,924	4,054

	10,162	9,617

SALON LOCATION SUMMARY

NORTH AMERICA:
REGIS SALONS
Open at beginning of period	1,096	1,016
Salons constructed	33	53
Acquired	10	73
Less relocations	10	12

Salon openings	33	114
Conversions	(2)	(2)
Salons closed	(35)	(32)

Open at end of period	1,092	1,096

MASTERCUTS
Open at beginning of period	590	551
Salons constructed	34	47
Acquired	3	0
Less relocations	9	6

Salon openings	28	41
Conversions	1	2
Salons closed	(15)	(4)

Open at end of period	604	590

TRADE SECRET
Company-owned salons:
Open at beginning of period	517	490
Salons constructed	26	34
Acquired	12	10
Franchise buybacks	2	0
Less relocations	5	4

Salon openings	35	40
Conversions	1	0
Salons closed	(4)	(13)

Open at end of period	549	517

Franchise salons:
Open at beginning of period	25	26
Salons constructed	1	0
Acquired	0	0

Salon openings	1	0
Franchise buybacks	(2)	0
Salons closed	0	(1)

Open at end of period	24	25

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	June 30,	June 30,
	2004	2003
SMARTSTYLE/COST CUTTERS IN WAL-MART
Company-owned salons:
Open at beginning of period	1,033	861
Salons constructed	174	168
Acquired	0	2
Franchise buybacks	61	12
Less relocations	0	5

Salon openings	235	177
Conversions	0	0
Salons closed	(5)	(5)

Open at end of period	1,263	1,033

Franchise salons:
Open at beginning of period	230	210
Salons constructed	33	33
Acquired	0	0
Less relocations	0	0

Salon openings	33	33
Conversions	0	0
Franchise buybacks	(61)	(12)
Salons closed	(1)	(1)

Open at end of period	201	230

STRIP CENTERS
Company-owned salons:
Open at beginning of period	1,928	1,476
Salons constructed	166	85
Acquired	162	361
Franchise buybacks	133	85
Less relocations	8	3

Salon openings	453	528
Conversions	(8)	(13)
Salons closed	(63)	(63)

Open at end of period	2,310	1,928

Franchise salons:
Open at beginning of period	2,172	1,988
Salons constructed	146	147
Acquired (2)	0	198
Less relocations	10	10

Salon openings	136	335
Conversions	8	13
Franchise buybacks	(133)	(85)
Salons closed	(78)	(79)

Open at end of period	2,105	2,172

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	June 30,	June 30,
	2004	2003
INTERNATIONAL (1)
Company-owned salons:
Open at beginning of period	399	382
Salons constructed	19	10
Acquired	18	17
Franchise buybacks	10	0

Salon openings	47	27
Conversions	0	0
Salons closed	(26)	(10)

Open at end of period	420	399

Franchise salons:
Open at beginning of period	1,627	1,684
Salons constructed	88	95
Acquired (2)	0	0

Salon openings	88	95
Conversions	0	0
Franchise buybacks	(10)	0
Salons closed	(111)	(152)

Open at end of period	1,594	1,627

TOTAL SYSTEM-WIDE SALONS

Company-owned salons:
Open at beginning of period	5,563	4,776
Salons constructed	452	397
Acquired	205	463
Franchise buybacks	206	97
Less relocations	32	30

Salon openings	831	927
Conversions	(8)	(13)
Salons closed	(148)	(127)

Open at end of period	6,238	5,563

Franchise salons:
Open at beginning of period	4,054	3,908
Salons constructed	268	275
Acquired (2)	0	198
Less relocations	10	10

Salon openings	258	463
Conversions	8	13
Franchise buybacks	(206)	(97)
Salons closed	(190)	(233)

Open at end of period	3,924	4,054

Grand total, system-wide	10,162	9,617

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(1)	Canadian and Puerto Rican salons are included in the Regis Salons, Strip Center, MasterCuts and Trade Secret concepts and not included in the International salon totals.

(2)	Represents primarily the acquisition of franchise networks.

Relocations represent a transfer of location by the same salon concept.

Conversions represent the transfer of one salon concept to another concept.

	(Dollars in thousands)
	Three Months Ended		Year Ended
	June 30,		June 30,
Revenues by Concept:	2004	2003	2004	2003
Regis Salons	$120,886	$116,524	$482,303	$437,449
MasterCuts	42,568	42,450	173,415	170,288
Trade Secret	59,747	53,485	242,604	209,671
SmartStyle	78,809	61,712	294,564	227,527
Strip Centers	142,471	123,056	518,856	468,121
International	64,116	51,006	211,401	171,474

	$508,597	$448,233	$1,923,143	$1,684,530

Included in the table above are franchise revenues of $27,784 and $24,563 for the three months ended June 30, 2004 and 2003, respectively, and $106,899 and $101,915 for the year ended June 30, 2004 and 2003, respectively.

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